Exhibit 99.2

Matt Morgan Joins Netcapital Crypto Advisory Board

BOSTON, MA – June 12, 2025 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced that Matt Morgan has joined the Company’s newly established Crypto Advisory Board.

A seasoned advisor to multiple blockchain ventures, Matt Morgan currently serves as an advisor to World Liberty Financial, a decentralized finance (DeFi) initiative backed by Donald Trump. He brings extensive expertise in digital asset strategy, decentralized systems, and the evolving regulatory landscape.

Morgan joins an accomplished group of industry leaders on the Crypto Advisory Board, including Kyle Klemmer, Josh Meier, Eric Galen, Armondo Soto, and Noah Holmes.

“The integration of blockchain, digital assets, and crypto with traditional finance presents an exciting opportunity for Netcapital to lead in shaping the future of capital formation,” said Martin Kay, CEO of Netcapital Inc. “We are excited to welcome Matt and the entire Crypto Advisory Board to the team as we pursue innovation at the intersection of fintech and decentralized finance.”

In connection with their appointments, the Company has granted each Crypto Advisory Board member stock options under its 2023 Equity Incentive Plan.

Company Also Announces PIPE Financing to Support Growth

In a separate announcement, the Company issued an aggregate of 118,750 shares of its common stock at a purchase price of $4.00 per share, for gross proceeds of $475,000, in a private placement to ten accredited investors. The shares are subject to a price reset provision, which adjusts the effective purchase price in the event the Company issues additional equity securities at a lower price in the future. However, in accordance with Nasdaq Listing Rule 5635(d), the adjusted price shall not be lower than the “Minimum Price,” which is $2.56.

The Company intends to use the net proceeds from the offering for general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the securities issued in the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the SEC and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815 ir@netcapital.com